                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                               SHELL OIL COMPANY,

                                SHELL ND COMPANY

                                      and

                         PENNZOIL-QUAKER STATE COMPANY

                           Dated as of March 25, 2002


================================================================================

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                   ARTICLE I


                                  THE MERGER

SECTION 1.01. The Merger.................................   1
SECTION 1.02. Closing....................................   2
SECTION 1.03. Effective Time.............................   2
SECTION 1.04. Effects of the Merger......................   2
SECTION 1.05. Certificate of Incorporation and By-laws...   2
SECTION 1.06. Directors..................................   3
SECTION 1.07. Officers...................................   3

                                  ARTICLE II


                           CONVERSION OF SECURITIES

SECTION 2.01. Conversion of Capital Stock................   3
SECTION 2.02. Exchange of Certificates...................   5

                                  ARTICLE III


                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the
               Company...................................   7
SECTION 3.02. Representations and Warranties of Parent
                and Merger Sub...........................  30

                                  ARTICLE IV


                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01. Conduct of Business........................  33
SECTION 4.02. No Solicitation............................  38

                                                                               2
                                   ARTICLE V


                             ADDITIONAL AGREEMENTS

SECTION 5.01. Preparation of the Proxy Statement; Stockholders Meeting......  42
SECTION 5.02. Access to Information; Confidentiality; Transition Planning...  43
SECTION 5.03. Commercially Reasonable Efforts; Notification.................  44
SECTION 5.04. Company Stock Options.........................................  45
SECTION 5.05. Indemnification, Exculpation and Insurance....................  46
SECTION 5.06. Fees and Expenses.............................................  49
SECTION 5.07. Information Supplied..........................................  50
SECTION 5.08. Benefits Matters..............................................  51
SECTION 5.09. Public Announcements..........................................  52
SECTION 5.10. Rights Agreement; Consequences if Rights Triggered............  53
SECTION 5.11. Stockholder Litigation........................................  53
SECTION 5.12. Director Resignations.........................................  53

                                  ARTICLE VI


                              CONDITIONS PRECEDENT

SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger...  53
SECTION 6.02. Conditions to Obligations of Parent and Merger Sub...........  54
SECTION 6.03. Conditions to Obligation of the Company......................  56
SECTION 6.04. Frustration of Closing Conditions............................  57

                                  ARTICLE VII


                       TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01. Termination................................................  57
SECTION 7.02. Effect of Termination......................................  58
SECTION 7.03. Amendment..................................................  59
SECTION 7.04. Extension; Waiver..........................................  59

                                  ARTICLE VIII


                               GENERAL PROVISIONS

SECTION 8.01. Nonsurvival of Representations and Warranties....   59
SECTION 8.02. Notices..........................................   60
SECTION 8.03. Definitions......................................   61
SECTION 8.04. Interpretation...................................   62
SECTION 8.05. Counterparts.....................................   63
SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries...   63
SECTION 8.07. Governing Law....................................   63
SECTION 8.08. Assignment.......................................   63
SECTION 8.09. Enforcement......................................   64

ANNEX I     Index of Defined Terms

EXHIBIT A   Restated Certificate of Incorporation of the
               Surviving Corporation

                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER dated as of March 25,
                    2002, by and among SHELL OIL COMPANY, a Delaware corporation ("Parent"), SHELL ND COMPANY, a Delaware corporation and a
                      ------
                    wholly owned subsidiary of Parent ("Merger Sub"), and
                                                        ----------
                    PENNZOIL-QUAKER STATE COMPANY, a Delaware corporation (the

                    "Company").
                    --------

          WHEREAS the Board of Directors of each of the Company and Merger Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this
      ------
Agreement, whereby each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the "Company Common Stock") not owned by
                                      --------------------
Parent, Merger Sub or the Company, other than the Appraisal Shares (as defined below), will be converted into the right to receive $22.00 in cash, without interest (the "Merger Consideration");
               --------------------

          WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I


                                   The Merger
                                   ----------

SECTION 1.01. The Merger Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the

"DGCL"), Merger Sub shall be merged with and into the Company at the Effective
-----
Time (as defined below). At the Effective Time, the separate corporate existence of Merger

Sub shall cease and the Company shall continue as the
surviving corporation (the "Surviving Corporation") and shall succeed to and
                            ---------------------
assume all the rights and obligations of Merger Sub in accordance with the DGCL.

SECTION 1.02.    Closing
                 -------

          .  Upon the terms and subject to the conditions set forth in this
          -
Agreement, the closing of the Merger (the "Closing") shall take place at 11:00
                                           -------
a.m., New York time, on the second business day after the satisfaction or waiver of the conditions set forth in Section 6.01 (other than those that by their terms cannot be satisfied until the time of the Closing), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other time, date or place agreed to in writing by Parent and the Company;

provided, however, that if all the conditions set forth in Article VI shall not
--------  -------
have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".
                             ------------

SECTION 1.03.    Effective Time
                 --------------

          .  Upon the terms and subject to the conditions set forth in this
          -
Agreement, as soon as practicable on or after the Closing Date, a certificate of merger or other appropriate documents (in any such case, the "Certificate of
                                                              --------------
Merger") shall be duly prepared and executed by the parties in accordance with
------
the relevant provisions of the DGCL and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent time or date as Parent and the Company shall agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".
                                      --------------

SECTION 1.04.    Effects of the Merger
                 ---------------------
          .  The Merger shall have the effects set forth in Section 259 of the
          -
DGCL.

SECTION 1.05.    Certificate of Incorporation and By-laws
                 ----------------------------------------

          .  (a) The Restated Certificate of Incorporation of the Company shall
          -
be amended at the Effective Time to read in the form of Exhibit A and, as so amended, such Restated

Certificate of Incorporation shall be the Restated
Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

SECTION 1.06.    Directors
                 ---------

          .  The directors of Merger Sub immediately prior to the Effective Time
          -
shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07.    Officers
                 --------

          .  The officers of the Company immediately prior to the Effective Time
          -
shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II


                            Conversion of Securities
                            ------------------------

SECTION 2.01.    Conversion of Capital Stock
                 ---------------------------
          .  At the Effective Time, by virtue of the Merger and without any
          -
action on the part of the holder of any shares of capital stock of the Company or Merger Sub:

(a)   Capital Stock of Merger Sub.  Each issued and outstanding share of common
      ----------------------------
     stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.
(b)   Cancelation of Treasury Stock and Parent-Owned Stock.  Each share of
      -----------------------------------------------------
     Company Common Stock that is owned by the Company as treasury stock, or by Parent or Merger Sub, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no
     consideration shall be delivered in exchange therefor.
(c)   Conversion of Company Common Stock.  Each share of Company Common Stock
      -----------------------------------
     issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive the Merger Consideration. At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any
                                          -----------
     rights with respect thereto, except the right to receive the Merger Consideration with respect to each such share.
(d)   Appraisal Rights.  Notwithstanding anything in this Agreement to the
      -----------------
     contrary, shares (the "Appraisal Shares") of Company Common Stock issued
                            ----------------
     and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the
                                  -----------
     right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and each such Appraisal Share shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c).
     The Company shall provide prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

SECTION 2.02.    Exchange of Certificates
                 ------------------------

          .  (a) Paying Agent.  Prior to the Effective Time, Parent shall
          -      -------------
designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent
      ------------
shall provide, or cause the Surviving Corporation to provide, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest or income earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent (such funds being hereinafter referred to as the "Exchange Fund").
                                                         -------------

     (b) Exchange Procedure.  As soon as reasonably practicable after the
         -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of a Certificate in exchange for the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock.  All cash paid
         ----------------------------------------------------
upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

     (d) No Liability.  None of Parent, Merger Sub, the Company or the Paying
         -------------
Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity (as defined below)), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (e) Lost Certificates.  If any Certificate shall have been lost, stolen,
         ------------------
defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.

     (f) Withholding Rights.  Parent, the Surviving Corporation or the Paying
         -------------------
Agent shall be entitled to deduct and withhold any applicable taxes from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

     (g) Termination of Exchange Fund.  Any portion of the Exchange Fund that
         -----------------------------
remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

ARTICLE III


                         Representations and Warranties
                         ------------------------------

SECTION 3.01.    Representations and Warranties of the Company
                 ---------------------------------------------

          .  Except as set forth in the disclosure
schedule (with specific
          -
reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure
                                                      ------------------
Schedule"), the Company represents and warrants to Parent and Merger Sub as
--------
follows:

(a)   Organization, Standing and Power.  Each of the Company and its
      ---------------------------------
     subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of the Restated Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the

     "Company Charter"), and the By-laws of the Company, as amended to the date
     ----------------
     of this Agreement (as so amended, the "Company By-laws"), and the
                                            ---------------
     comparable charter and organizational documents of each Significant Subsidiary (as defined below), in each case as amended to the date of this Agreement.
(b)   Subsidiaries.  Exhibit 21 to the Company's Annual Report on Form 10-K for
      -------------
     the fiscal year ended December 31, 2001 on file with the Securities and Exchange Commission (the "SEC") lists each material subsidiary of the
                               ---

     Company and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in such Exhibit 21, are owned by the Company, by another subsidiary of the Company or by the Company and another subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for its interests in its subsidiaries, the
                     -----
     Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.
(c)   Capital Structure.  The authorized capital stock of the Company consists
      ------------------
     of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share (together with the Company Common Stock, the "Company Capital Stock"). At the close of business on
                        ---------------------
     March 18, 2002, (i) 79,863,932 shares of Company Common Stock were issued and outstanding, (ii) 34,259 shares of Company Common Stock were held by the Company in its treasury, (iii) 9,253,640 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined below), and 1,599,226 additional shares of Company Common Stock were reserved for issuance, pursuant to the Company's 1998 Incentive Plan, 2001 Incentive Plan, 1998 Stock Option Plan and 2000 Stock Option Plan and any other plan pursuant to which any outstanding options to purchase Company Common Stock were or may be granted (such plans, collectively, the "Company Stock
                                                            -------------
     Plans"), (iv) 793,126 shares of Company Common Stock were subject to outstanding conditional and restricted stock awards issued under the Company Stock Plans ("Stock Units"), (v) 63,756 phantom shares of Company
                           -----------
     Common Stock under the Savings and Investment Excess Benefit Plan and 3,198 phantom shares of Company Common Stock under the Non-Employee Director Deferred Compensation Plan and (vi) 1,000,000 shares of Series A Junior Participating Preferred Stock of the Company (the "Company Series A
                                                        ----------------
     Preferred Stock") were reserved for issuance in connection with the rights
     ---------------
     (the "Company Rights") issued pursuant to the Rights Agreement dated as of
           --------------
     December 18, 1998 (as amended from time to time, the "Company Rights
                                                           --------------
     Agreement"),
     ---------
between the Company and The Chase Manhattan Bank, as Rights
     Agent. During the period from March 18, 2002 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other equity or voting interests from the Company. As soon as practicable after the execution of this Agreement, the Company will deliver to Parent a true and complete list, as of the close of business on March 18, 2002, of all outstanding options to purchase Company Common Stock granted under the Company Stock Plans (collectively, the

     "Company Stock Options"), the number of shares subject to each such Company
     ----------------------
     Stock Option, the grant dates and exercise prices of each such Company Stock Option and the names of the holder thereof. As of the close of business on March 18, 2002, there were outstanding Company Stock Options to purchase 8,266,002 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $13.65. Except as set forth above, at the close of business on March 18, 2002, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under any Company Stock Plan that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined below) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of

Company Capital Stock may vote
     ("Voting Company Debt").  Except as set forth above, as of the date of this
       -------------------
     Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any subsidiary of the Company or any Voting Company Debt, (ii) obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. A complete and correct copy of the Company Rights Agreement was filed as Exhibit 1 to the Current Report on Form 8-K of the Company filed on December 18, 1998 (File No. 001-14501).
     Section 3.01(c) of the Company Disclosure Schedule sets forth a complete list of amendments to, actions with respect to, and determinations under, the Company Rights Agreement, true and complete copies of which have been delivered to Parent prior to the execution of this Agreement.
(d)   Authority; Noncontravention.  (i) The Company has all requisite corporate
      ----------------------------
     power and authority to execute and deliver this Agreement and, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval (as defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the
     part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Board of Directors of the Company, at a meeting duly called and held at which directors of the Company constituting a quorum were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders and (v) recommending that the Company's stockholders adopt this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Company Charter or Company By-laws or the certificate of incorporation or by-laws (or similar organizational documents) of any subsidiary of the Company, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its subsidiaries is a party or
      --------
     any of their respective properties or assets is subject or otherwise under which the Company or any of its subsidiaries have rights or benefits or
     (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), or termination or expiration of
                       -------------------
     any waiting period under applicable law, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                            ---
     Act"), and all other applicable antitrust laws, (2) the filing with the SEC
     ---
     of a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy
                                                                           -----
     Statement") and such reports under the Securities Exchange Act of 1934, as
     ---------
     amended (the "Exchange Act"), as may be required in connection with this
                   ------------
     Agreement, the Merger and the other transactions contemplated hereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the International Investment and Trade in Services Survey Act, (5) any filings, approvals or consents required under the New Jersey Industrial Site Recovery Act, the
     Connecticut Transfer Act and the Indiana Responsible Property Transfer Law,
     (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Section 3.01(d)(i) of the Company Disclosure Schedule and (7) such consents, approvals, orders and authorizations of, and registrations, declarations and filings with, foreign Governmental Entities the failure of which to be obtained or made has not had and could not reasonably be expected to have a Material Adverse Effect.
(ii) The Company and the Board of Directors of the Company have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and
     (ii) ensure that (A) neither of Parent nor Merger Sub nor any of their respective affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other transaction contemplated hereby, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Merger or any other transaction contemplated hereby and (C) the Company Rights shall expire immediately prior to the Effective Time.
(e)   SEC Documents.  (i) The Company has filed with the SEC all forms, reports,
      --------------
     schedules, statements and other documents required to be filed with the SEC by the Company since January 1, 2000 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of
                                             -------------
     the Company is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the
                                  --------------
     case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a "Filed SEC Document") has
                                                       ------------------
     been revised or superseded by a later filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(ii) The financial statements (including the related notes) of the Company included in the SEC Documents comply as to form, as of their respective dates of filing, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited
                             ----
     statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Filed SEC Documents or incurred in the ordinary course of business since the date of the most recent balance sheet included in the Filed SEC Documents, as of the date of this Agreement, the Company and its subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto.

(iii) There are no agreements between the Company and Devon Energy Corporation, a Delaware corporation (as successor to Pennzoil Company, a Delaware corporation) (the "Former Parent"), except the agreements listed as
                            -------------
exhibits to the Company's registration statement on Form S-4 filed with the SEC on August 14, 1998. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective
assets by the Former Parent or any of its subsidiaries, or against or affecting the Former Parent or any of its subsidiaries or any of their respective assets by the Company or any of its subsidiaries, for indemnification under such agreements or otherwise.
(f)   Absence of Certain Changes or Events.  Since December 31, 2001 and prior
      -------------------------------------
     to the date of this Agreement, there has not been any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, except as disclosed in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests, except for dividends by a wholly owned subsidiary of the Company to its parent and except for the regular quarterly cash dividend with respect to the Company Common Stock in the amount of $0.025 per share in accordance with the Company's past dividend policy, (ii) any purchase, redemption or other acquisition of any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire such shares or other interests, (iii) prior to the date of this Agreement, any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, (iv) (x) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of any increase in compensation, bonus or other benefits or any such granting of any type of compensation or benefits to any current or former director, officer or employee not previously receiving or entitled to receive such type of compensation or benefit, except for increases of cash compensation in the ordinary course of business consistent with past practice or as was expressly required
     under any employment agreements disclosed in the Filed SEC Documents, (y) any granting to any current or former director, officer or employee of the right to receive any severance or termination pay, or increases therein, or
     (z) any entry by the Company or any of its subsidiaries into, or any amendment of, any Company Benefit Plan (as defined below), (v) any payment of any benefit or the grant or amendment of any award (including in respect of stock options, Stock Units, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except in the ordinary course of business consistent with past practice or as expressly required under any Company Benefit Agreement or Company Benefit Plan existing on such date and disclosed in the Filed SEC Documents, (vi) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, (vii) any material change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law or regulations, (viii) any material election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund other than consistent with past practice or (ix) any revaluation by the Company or any of its subsidiaries of any assets that are material to the Company and its subsidiaries, taken as a whole.
(g)   Litigation.  Except as set forth in the Filed SEC Documents, there is no
      -----------
     suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect (and the Company is not aware of any basis for any such suit, claim, action, investigation or proceeding), nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity or arbitrator outstanding against, or investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.
(h)   Compliance with Laws.  Except with respect to Environmental Laws (as
      ---------------------
     defined below), ERISA (as defined below) and taxes, which are the subject of Sections 3.01(j), 3.01(k) and 3.01(l), respectively: (i) the Company and its subsidiaries and their relevant personnel and operations are, and have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of noncompliance that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; (ii) none of the Company and its subsidiaries have received a notice or other written communication alleging or relating to a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for notices or other written communications alleging or relating to possible violations that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, "Permits"), necessary or advisable
                                               -------
     for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted; (iv) there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for any such violations, defaults or events that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect; and (v) neither this Agreement nor the Merger, in each case in and of itself, could reasonably be expected to cause the revocation or cancelation of any such Permit.

(i)   Absence of Changes in Company Benefit Plans; Employment Agreements.
      -------------------------------------------------------------------
     Except as disclosed in the Filed SEC Documents, since December 31, 2001, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to terminate, adopt or amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time-off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) providing benefits to any of the current or former directors, officers or employees of the Company or any of its subsidiaries (collectively, "Company Benefit Plans") or changed
                                             ---------------------
     or agreed to any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan (as defined below) or any change in the timing or manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, there exist no employment, benefits acceleration, tax protection, indemnification, deferred compensation, severance or termination agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer or employee of the Company or any of its subsidiaries, on the other hand

     (provided that with respect to employees of the Company or any of its
     ---------
     subsidiaries this provision shall include only material agreements or arrangements) (collectively, "Company Benefit Agreements"), and no Company
                                   --------------------------
     Benefit Agreement or Company Benefit Plan provides benefits that are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or its subsidiaries of the nature contemplated by this Agreement.
(j)   Environmental Matters.  Except for such matters that individually and in
      ----------------------
     the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its subsidiaries possesses all Environmental Permits (as defined below) necessary to conduct its businesses and operations as currently conducted; (ii) each of the Company and its subsidiaries is, and has been, in compliance with all applicable Environmental Laws and all applicable Environmental Permits, and none of the Company or its subsidiaries has received any (A) written communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is liable under any Environmental Law or (B) written request for information pursuant to applicable Environmental Laws concerning the disposal of Hazardous Materials (as defined below) or compliance with Environmental Laws; (iii) there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or its subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any Environmental Claim; and (iv) to the knowledge of the Company, there have been no Releases (as defined below) of any Hazardous Materials that could reasonably be expected to form the basis of any Environmental Claim.

          For the purposes of this Agreement: (A) "Environmental Claims" means,
                                                   --------------------
in respect of any person, (i) any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of noncompliance, liability or violation by any Governmental Entity or other person alleging liability arising out of, based on or related to (x) the presence, Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit; or (ii) any and all claims by any third party seeking damages (including natural resource damages), contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Material; (B)

"Environmental Laws" means all laws, rules,
--------------------
 regulations, orders, decrees, common
law, judgments or binding agreements, in each case issued, promulgated by, or entered into with, any Governmental Entity relating in any way to pollution or protection of the environment (including ambient air, surface water, groundwater, soils or subsurface strata), the preservation or reclamation of natural resources or protection of human health as it relates to the environment; (C) "Environmental Permits" means all permits, licenses,
                  ---------------------
registrations, waivers, exemptions and other authorizations required under applicable Environmental Laws; (D) "Hazardous Materials" means (x) all
                                    -------------------
hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing material, and (y) all other substances, materials, chemicals or wastes of any nature, in each case, that is prohibited, limited or regulated pursuant to any Environmental Law; and (E) "Release" means any actual or
                                            -------
threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

(k)   ERISA Compliance.  (i) Section 3.01(k)(i) of the Company Disclosure
      -----------------
     Schedule contains a true and complete list of all "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee pension
                                               -----
     benefit plans" (as defined in Section 3(2) of ERISA) (together, "Company
                                                                      -------
     Pension Plans") and all other Company Benefit Plans maintained or
     -------------
     contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section
                                      --------------------------
     414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), for the benefit of any current or former director, officer or
           ----
     employee of the Company or any of its subsidiaries. As soon as reasonably practicable after the execution of this Agreement, the Company will provide to Parent true and complete copies of (1) each Company Benefit Plan and all amendments thereto that are not included in the most recent restated plan instrument, (2) the most recent annual report on Form 5500 required to be
     filed with the Internal Revenue Service (the "IRS") with respect to each
                                                   ---
     Company Benefit Plan (if any such report was required) including, if applicable, Schedule B thereto, (3) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, together with summary descriptions of any amendments not included in the most recent summary plan description, which amendments have been approved by the person in the Company having the authority to adopt plan amendments, whether or not such amendments have been previously reduced to writing, (4) each trust agreement and group annuity contract relating to any Company Benefit Plan and (5) the most recent favorable determination letters with respect to each Company Pension Plan together with any correspondence from the IRS concerning the qualification of a Company Pension Plan received after the date of said most recent determination letter. Each Company Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries and all the Company Benefit Plans are, and have been, in compliance with all applicable provisions of ERISA, the Code and all other laws applicable to the Company Benefit Plans, except for instances of possible noncompliance that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.
     All Company Pension Plans that are intended to be qualified under Section 401(a) of the Code have received unqualified favorable determination letters from the IRS, to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and all terms and conditions of such determination letters have been timely complied with. No such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, and, to the knowledge of the Company, no event has occurred, and no condition exists, which could reasonably be expected to result in the revocation of any determination letter. No Company Pension Plan has been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or its funding. Except as, individually and in the aggregate, has not had and
     could not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened litigation relating to the Company Benefit Plans.
(ii) Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Company Pension Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) with respect to which the Company or any Commonly Controlled Entity has unfunded liabilities based upon the assumptions utilized in the audited financial statements of the Company included in the Filed SEC Documents under any Company Benefit Plan subject to ERISA. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA, except for any such tax, penalty or liability that individually and in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, all contributions and premiums required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Filed SEC Documents.

(iii) Except as, individually and in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that is a welfare benefit plan ("Welfare Plan"), to the extent
                                      ------------
applicable,
complies in all material respects with the applicable requirements of Section 4980B(f) of the Code. With respect to any Welfare Plan, there are no conditions, understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without liability to the Company or any of its subsidiaries on or after the Effective Time, except for such liabilities that, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Filed SEC Documents, neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any Company Benefit Plan or Company Benefit Agreement.
(iv) To the knowledge of the Company, the deduction of any amount payable pursuant to the terms of the Company Benefit Plans or Company Benefit Agreements (including by reason of the transactions contemplated hereby) will not be subject to disallowance under Section 162(m) of the Code.
(v) The consummation of the Merger or any other transaction contemplated hereby will not (x) entitle any employee, officer or director of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or Company Benefit Agreements or (z) result in any breach or violation of, or any default under, any of the Company Benefit Plans or Company Benefit Agreements. The Rabbi Trust Agreement, dated as of January 1, 2002, by and between the Company and JP Morgan Chase Bank has been terminated in accordance with its terms and neither the Company nor any of its subsidiaries is required to fund in any trust or similar arrangement any severance, termination, retention, incentive pay, welfare or non-qualified retirement benefits.
(vi)  The information set forth on Section 3.01(k)(vi) of the Company Disclosure
     Schedule is true and correct in all material respects.

(vii) Except as, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, (a) all employee benefit plans established or maintained by non-United States subsidiaries of the Company ("Foreign Employee Plans") are in
                                            ----------------------
compliance with applicable foreign law, (b) as of December 31, 2001, there are no unfunded or unaccrued liabilities with respect to Foreign Employee Plans in excess of the amount reflected in the most recent audited financial statements contained in the Filed SEC Documents, (c) any such Foreign Employee Plan required to be registered under applicable law has been registered and has been maintained in good standing with all applicable regulatory authorities, (d) such Foreign Employee Plan is, wherever possible under applicable law or practice, approved by the relevant governmental or taxation authority, such as to enable the Foreign Benefit Plan, its beneficiaries and assets to enjoy the most favorable taxation status possible and the Company is not aware of any ground on which such approval may be withdrawn to any extent and (e) such Foreign Employee Plan may be terminated without material liability to the Company or any of its subsidiaries.

     (viii) The aggregate funding status as of December 31, 2001 of Company Pension Plans that are defined benefit pension plans is disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 on file with the SEC and such disclosure is true and correct in all material respects.

(l)   Taxes.  (i) Each of the Company and its subsidiaries has timely filed or
      ------
     caused to be filed all tax returns required to be filed by it and all such tax returns are complete and accurate, except for such failures to timely file or cause to be filed and such incompleteness or inaccuracies that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has timely paid or caused to be paid all taxes due with respect to the taxable periods covered by such tax returns and all other taxes otherwise due, and its most recent financial statements included in the Filed SEC Documents reflect an adequate reserve (including any reserve for deferred taxes) for all taxes not yet due but that are payable for
     periods or portions thereof accrued through the date of such financial statements, except for such failures to pay or reserve that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (ii) There is no deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with any taxing authority with respect to any taxes of the Company or any of its subsidiaries whether or not with respect to a tax return filed by the Company or any of its subsidiaries, except for such deficiencies, audit examinations, refund litigation, proposed adjustments or matters in controversy that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination, that could reasonably be expected to have a material effect on the Company or any of its subsidiaries in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries have been examined by and settled with the IRS for all years through December 31, 1993. The relevant statute of limitations is closed with respect to all United States Federal income tax returns of the Company and its subsidiaries for all years through December 31, 1993. All assessments for taxes due and owing by the Company or any of its subsidiaries with respect to completed and settled examinations or concluded litigation have been timely paid.

          (iii) No material Liens for taxes exist with respect to any of the assets or properties of the Company or any of its subsidiaries except for statutory Liens for taxes not yet due or payable.

          (iv) Other than the agreements listed in Section 3.01(l)(iv) of the Company Disclosure Schedule and the Tax Separation Agreement dated as of December 2, 1998 by and between the Company and the Former Parent, copies of which have been provided to Parent prior to the execution of this Agreement, neither the Company nor any of its subsidiaries is a party to or bound by any written or oral (A) tax sharing agreement or similar agreement, arrangement or practice (including any liability for taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law) or (B) tax indemnity obligation or similar agreement, arrangement or practice (including any liability for taxes of any other person under Treasury Regulation 1.1502-6 or comparable provision of foreign, state or local law) that could reasonably be expected to entail a material tax liability, in each case except for any agreement or liability solely among the Company and its subsidiaries.

          (v) Neither the Company nor any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law, or for any other reason, except for such inclusions of taxable income that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (vi) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority by or on behalf of the Company or any of its subsidiaries.

          (vii) The Company and each of its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld from and
     paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except for such failures to comply or withhold and pay over that individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (viii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Closing Date). The transaction by which the Company was separated from its Former Parent in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (the "Spin-Off") was consummated
                                                   --------
     more than two years prior to the date of this Agreement. There was no agreement, understanding, arrangement, or substantial negotiations concerning the Merger at the time of the consummation of the Spin-Off or within six months thereafter.

          (ix) As used in this Agreement, (A) "taxes" shall mean all (x) forms
                                               -----
     of taxation imposed by any Federal, state, local, foreign or other governmental authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, stamp, alternative minimum, withholding and other taxes of any kind, including any interest, penalties and additions thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); and (B) "tax return"
                                                                  ----------
     shall mean any return, declaration, report, document, claim for refund, estimate, information return or other statement or information required to be filed or supplied to any taxing authority or jurisdiction with respect to taxes, including any schedule or attachment thereto, and including any amendment thereof.

(m)   State Takeover Statutes.  The approval by the Board of Directors of the
      ------------------------
     Company of this Agreement, the Merger and the other transactions contemplated hereby referred to in Section 3.01(d) constitutes approval of this Agreement, the Merger and the other transactions contemplated hereby for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions contained in Section 203(a) of the DGCL do not and will not apply to the performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.
(n)   Voting Requirements.  The affirmative vote at the Stockholders Meeting or
      --------------------
     any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the Merger. The affirmative vote of the holders of any of the Company Common Stock is not necessary to approve any transaction contemplated hereby other than the consummation of the Merger.

(o)   Brokers; Schedule of Fees and Expenses.  No broker, investment banker,
      ---------------------------------------
     financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has delivered to Parent prior to the execution of this Agreement true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby will not exceed the fees and expenses set forth in Section 3.01(o) of the Company Disclosure Schedule.

(p)   Opinion of Financial Advisors.  The Company has received the opinion of
      ------------------------------
     Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders, a signed copy of which opinion has been disclosed to Parent prior to the execution of this Agreement.

(q)   Intellectual Property.  The Company and its subsidiaries own, or are
      ----------------------
     validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively,

     "Intellectual Property Rights") which are material to the conduct of the
     -----------------------------
     business of the Company and its subsidiaries taken as a whole. No material claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing in any material respect the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

SECTION 3.02.    Representations and Warranties of Parent and Merger Sub.
                 --------------------------------------------------------
          Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

(a)   Organization.  Each of Parent and Merger Sub is duly organized, validly
      -------------
     existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as now being conducted.
(b)   Authority; Noncontravention.  Each of Parent and Merger Sub has all
      ----------------------------
     requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Parent, as sole stockholder of Merger Sub, has adopted this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or Merger Sub, (ii) any Contract to which Parent or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or termination or expiration of any waiting period under applicable law, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby or compliance with the provisions hereof, except for (1) compliance with and filings under the HSR Act and all other applicable antitrust laws,
     (2) the filing with, or furnishing to, the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the International Investment and Trade in Services Survey Act, (5) such consents, approvals, orders and authorizations of, and registrations, declarations and filings with, foreign Governmental Entities the failure of which to be obtained or made individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger and
     (6) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) listed in Section 3.01(d)(i) of the Company Disclosure Schedule, (B) required to be listed in Section 3.01(d)(i) of the Company Disclosure Schedule that are not so listed or (C) the failure of which to be obtained or made individually and in the aggregate could not reasonably be expected to prevent or materially impede or delay the consummation of the Merger.
(c)   Interim Operations of Merger Sub.  Merger Sub was formed solely for the
      ---------------------------------
     purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated hereby.

(d)   Capital Resources.  On or prior to the Closing Date, Parent will have
      ------------------
     sufficient cash to provide for payment of the Merger Consideration.
(e)   Prior Discussions.  There was no agreement, understanding, arrangement, or
      ------------------
     substantial negotiations concerning the Merger at the time of the consummation of the Spin-Off or within six months thereafter.

ARTICLE IV


                   Covenants Relating to Conduct of Business
                   -----------------------------------------

SECTION 4.01.    Conduct of Business
                 -------------------

          .  (a)  Conduct of Business by the Company.  Except as set forth in
          -       -----------------------------------
the Company Disclosure Schedule (with specific reference to the subsection of this Section 4.01(a) to which the information stated in such disclosure relates), as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice, including as to levels of capital expenditures and advertising expenditures, and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, franchisees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule (with specific reference to the subsection of this Section 4.01(a) to which the information stated in such disclosure relates), as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as specifically contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

(i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests except for (A) dividends by a direct or indirect wholly owned subsidiary of the Company to its parent and (B) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.025 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy, (y) purchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other interests or (z) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests;
(ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, interests or securities or any stock appreciation rights or other rights that are linked to the price of Company Common Stock (other than the issuance of shares of Company Common Stock (and associated Company Rights) upon the exercise of Company Stock Options in accordance with the terms of such Company Stock Options as in effect on the date of this Agreement;

(iii) amend its certificate of incorporation or by-laws (or similar organizational documents);
(iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, joint venture, association, limited liability company or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets that are material,
     individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, other than purchases of inventory in the ordinary course of business consistent with past practice;
(v) directly or indirectly sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any properties or assets or any interest therein that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, except sales of inventory and obsolete assets in the ordinary course of business consistent with past practice;
(vi) (x) repurchase or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

(vii) make or agree to make (x) any capital expenditures that, taken together with all other capital expenditures made or agreed to be made, would exceed $80 million in 2002 or any future fiscal year or (y) advertising expenditures in excess of the amounts set forth in Section 4.01(a)(vii)(y) of the Company Disclosure Schedule;

(viii) pay, discharge, settle or satisfy any material claims (including any claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not materially in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;
(ix) except as required to comply with applicable law or any provision of any Company Benefit Agreement, Company Benefit Plan or other Contract as in effect on the date of this Agreement, (A) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Agreement, Company Benefit Plan or other Contract, (B) take any action to accelerate eligibility for benefits or the vesting or payment of any compensation or benefit under any Company Benefit Agreement, Company Benefit Plan or other Contract, (C) increase the compensation of any current or former director, officer or other employee of the Company or any of its subsidiaries except for normal increases in the ordinary course of business consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or (D) establish or amend any Company Benefit Agreement or Company Benefit Plan;
(x) take any action that would or could reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any
     material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or
(xi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(b)   Certain Tax Matters.  During the period from the date of this Agreement to
      --------------------
     the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) timely file all material tax returns ("Post-Signing
                                                                 ------------
     Returns") required to be filed by each such entity; (ii) timely pay all
     -------
     material taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all material taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions")
                                                                       -------
     initiated against or with respect to the Company or any of its subsidiaries in respect of any material tax and not settle or compromise any Action against or with respect to the Company or any of its subsidiaries in respect of any material tax without Parent's consent; and (v) not make any material tax election or settle or compromise any material tax liability, other than in connection with currently pending proceedings or other than in the ordinary course of business consistent with past practice.
(c)   Advice of Changes; Filings.  The Company shall (i) confer with Parent on a
      ---------------------------
     regular and frequent basis to report on operational matters and other matters reasonably requested by Parent and (ii) promptly advise Parent orally and in writing of any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly
     related to the transactions contemplated hereby.

SECTION 4.02.    No Solicitation.
                 ----------------

          (a) The Company shall not, nor shall it permit any of its
subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries (collectively, the "Representatives") to, directly or indirectly,
                                 ---------------
(i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Takeover Proposal; provided, however, that, at any time prior to obtaining the Company Stockholder
--------  -------
Approval, the Board of Directors of the Company may, in response to a bona fide Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and which did not result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d), (x) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement (which confidentiality agreement contains terms that are in no material respect less favorable to the Company than the terms of the Confidentiality Agreement dated March 8, 2002, between Equilon Enterprises LLC (dba Shell Oil Products US), a Delaware limited liability company and a subsidiary of Parent, and the Company (as it may be amended from time to time, the "Confidentiality Agreement") (provided that such confidentiality agreement
     -------------------------    --------
need not contain any "standstill" or similar covenant)); provided that all such
                                                         --------
information is provided on a prior or substantially concurrent basis to Parent, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company. The Company has, and has caused each of its subsidiaries and each of the Representatives to have, (i) terminated all discussions or negotiations with all third parties regarding any Takeover Proposal and (ii) requested the prompt return of all confidential information relating to the Company or any of its subsidiaries previously furnished to any such third parties.

          The term "Takeover Proposal" means any inquiry, proposal or offer from
                    -----------------
any person (other than Parent) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the revenues, income from continuing operations, net income or total assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, any of the Company's subsidiaries directly or indirectly holding the assets or businesses referred to in clause (A) above.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent or Merger Sub) or propose publicly to withdraw (or modify in a manner adverse to Parent or Merger
Sub) the recommendation or declaration of advisability by such Board of Directors of the Company or any such committee of this Agreement or the Merger, or recommend, or propose publicly to recommend, the approval or adoption of any Takeover Proposal (each such action being referred to herein as an "Adverse
                                                                    -------
Recommendation"), unless the Board of Directors of the Company determines in
--------------
good faith, based on such matters as it deems appropriate, after consulting with legal counsel, that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law, (ii) adopt or approve, or propose publicly to adopt or approve, any Takeover Proposal, or withdraw its approval of the Merger, or propose publicly to withdraw its
approval of the Merger, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition
                                                               -----------
Agreement") constituting or related to, or which is intended to or is reasonably
---------
likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or (iv) agree or resolve to take any of the actions prohibited by clauses (i), (ii) or (iii) of this sentence. Notwithstanding anything in this Section 4.02 to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal (as defined below) that did not result from a breach of Section 4.02(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not terminate this
           --------  -------
Agreement pursuant to Section 7.01(f), and any purported termination pursuant to
Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Sections 5.06(b) (including the payment of the Termination Fee (as defined below) prior to or concurrently with such termination); and provided
                                                                        --------
further, however, that the Company shall not exercise its right to terminate
-------  -------
this Agreement pursuant to Section 7.01(f) until after the fifth business day following Parent's receipt of written notice (a "Notice of Superior Proposal")
                                                 ---------------------------
from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal, identifying the person making such Superior Proposal and stating that the Board of Directors of the Company intends to exercise its right to terminate this Agreement pursuant to Section 7.01(f) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new five business day period).

          The term "Superior Proposal" means any bona fide binding offer made by
                    -----------------
a third party in respect of a transaction that if consummated would result in such third party (or in the case of a direct merger between such third party and the Company or one of its subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, all or substantially all of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, which transaction the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) (taking into account the person making the offer, the consideration offered, the likelihood of consummation (including the legal, financial and regulatory aspects of the offer) as well as any other factors deemed relevant by the Board of Directors of the Company) to be more favorable from a financial point of view to the stockholders of the Company than the Merger, taking into account any changes to the terms of this Agreement offered by Parent in response to such Superior Proposal or otherwise.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or
(ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of

Directors of the Company, after consultation with
outside counsel, failure to make such disclosure would be inconsistent with applicable law; provided, however, that in no event shall the Company or its
                --------  -------
Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b)(i) or 4.02(b)(ii). Notwithstanding anything in this Section 4.02(d) or the second sentence of Section 4.02(b), but subject always to Section 7.01(f), the Company Board may not take any action that would result in the Company's stockholders no longer being legally capable under the DGCL of validly adopting this Agreement.

ARTICLE V


                             Additional Agreements
                             ---------------------

SECTION 5.01.    Preparation of the Proxy Statement; Stockholders Meeting
                 --------------------------------------------------------

          .  (a) As promptly as reasonably practicable following the date of
          -
this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto, to prepare and file with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Parent shall promptly provide any information or responses to comments or other assistance reasonably requested in connection with the foregoing. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall give reasonable consideration to all comments proposed by Parent and (iii) shall not file or mail any such document or submit any response to the SEC to which Parent reasonably objects.

(b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the

     "Stockholders Meeting") for the purpose of obtaining the Company
     ---------------------
     Stockholder Approval. Except as expressly permitted pursuant to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this
     Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

SECTION 5.02.    Access to Information; Confidentiality; Transition Planning
                 -----------------------------------------------------------

          .  (a)  The Company shall, and shall cause each of its subsidiaries
          -
to, afford to Parent, its subsidiaries and affiliates and to their respective officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, access at reasonable times and during normal business hours during the period prior to the Effective Time or the termination of this Agreement in a manner which does not unreasonably interfere with the business and operations of the Company to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records, and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent on a prompt basis (i) access to each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of any law and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of Arthur Andersen LLP if reasonably available).

          (b) The Company and Parent shall, and shall cause each of their respective subsidiaries to, reasonably cooperate to obtain an orderly transition and integration process in connection with the Merger in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its subsidiaries during the period from and after the Effective Time.

          (c) Notwithstanding Sections 5.02(a) and (b), the Company shall not be required to provide such portions of documents or information (i) relating to pricing or other matters that are highly sensitive if providing such portions of documents or information, as determined by the Company's counsel, might reasonably result in antitrust difficulties for the Company; or (ii) which the Company is prohibited from disclosing by a confidentiality agreement with a third party if the Company has used commercially reasonable efforts to obtain the consent of such third party to such disclosure. If any material is withheld by the Company pursuant to this Section 5.02(c), the Company shall inform Parent as to the general nature of what is being withheld.

SECTION 5.03.    Commercially Reasonable Efforts; Notification
                 ---------------------------------------------

          .  (a) Upon the terms and subject to the conditions set forth in this
          -
Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including using its commercially reasonable efforts to accomplish the following as promptly as reasonably practicable following the date of this Agreement: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties.
In connection with and without limiting the foregoing, the Company and its Board of

Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use its commercially reasonable efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

(b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the
                   --------  -------
     representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
(c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall
                             --------  -------
     affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

SECTION 5.04.    Company Stock Options
                 ---------------------

          .  (a) As soon as practicable following the date of this Agreement,
          -
the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to:

(i) provide that each Company Stock Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Common Stock for which
     such Company Stock Option shall not theretofore have been exercised;
(ii) provide that each Stock Unit outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive an amount of cash equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Common Stock subject to the Stock Unit; and

(iii) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.
(b) All amounts payable pursuant to Section 5.04(a) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom, and shall be paid as soon as practicable following the Effective Time, without interest.
(c) The Company shall use its commercially reasonable efforts to take all actions determined to be necessary to effectuate the provisions of this
     Section 5.04 as mutually agreed by Parent and the Company. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall take or cause to be taken such actions as are required to cause (i) the Company Stock Plans to terminate as of the Effective Time and (ii) the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest on or following the Effective Time in respect of any capital stock of the Company to be deleted as of the Effective Time.

SECTION 5.05.    Indemnification, Exculpation and Insurance
                 ------------------------------------------

          .  (a)  To the extent, if any, not provided by a right of
          -
indemnification or other agreement or policy existing as of the date of this Agreement, from and after the Effective Time, Parent shall, to the fullest extent that the Company would have been permitted to do so prior to the Effective Time by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company or any of its subsidiaries, or who becomes an officer
or director of the Company or any of its subsidiaries in the ordinary course of business prior to the Effective Time (each an "Indemnified Party" and,
                                               -----------------
collectively, the "Indemnified Parties"), against all losses, expenses
                   -------------------
(including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, to the extent arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) in connection with such person's duties as a director or officer of the Company or any of its subsidiaries, including in respect of this Agreement, the Merger and the other transactions contemplated hereby ("Indemnified Liabilities"); provided, however, that an Indemnified Party
         -----------------------    --------  -------
shall not be entitled to indemnification under this Section 5.05(a) for any such loss, expense, claim, damage, liability or amount paid in settlement arising out of actions or omissions by the Indemnified Party determined by a court of competent jurisdiction to constitute (i) a breach of this Agreement, (ii) criminal conduct or (iii) any violation of federal, state or foreign securities laws. In the event of any such loss, expense, claim, damage, liability or amount paid in settlement (whether or not arising before the Effective Time), Parent shall pay or cause to be paid the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise reimburse such Indemnified Party upon request for documented expenses reasonably incurred; provided, however, that Parent shall not be liable for any
                     --------  -------
settlement effected without its written prior consent (which consent shall not be unreasonably withheld or delayed). In the event any Indemnified Party is required to bring any action against Parent to enforce rights or to collect money due under this Agreement and such action results in a final, non-appealable judgment in favor of such Indemnified Party, Parent shall reimburse such Indemnified Party for all of its reasonable expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.05(a) in connection with any such action; provided, however, that any person to whom
                                    --------  -------
expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

          (b) Each of Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) and any indemnification agreements disclosed in the Filed SEC Documents shall survive the Merger and shall continue in full force and effect in accordance with their terms from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (c) For six years after the Effective Time, unless Parent agrees in writing to guarantee the indemnification obligations set forth in Section 5.05(b), Parent shall cause to be maintained in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable in any material respect to such directors and officers than those of such policy as in effect on the date of this Agreement; provided that Parent may substitute therefor policies of a
                --------
reputable insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); provided, however, that in no event shall Parent be required to pay
         --------  -------
aggregate annual premiums for insurance under this Section 5.05(c) in excess of $632,952 (the "Maximum Premium"), which the Company represents and warrants is
               ---------------
equal to 200% of the annual premiums paid as of the date hereof by the Company for such insurance; provided that, if such premium exceeds the Maximum Premium,
                    --------
Parent shall nevertheless be obligated to provide the most advantageous coverage as may be obtained for such Maximum Premium.

          (d) If Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations of Parent or the Surviving Corporation, as applicable, set forth in this Section 5.05.

          (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law, agreement or otherwise. The provisions of this Section 5.05 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties, their heirs and representatives.

SECTION 5.06.    Fees and Expenses
                 -----------------

          .  (a) All fees and expenses incurred in connection with this
          -
Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Parent and the Company shall share equally all fees and expenses incident to the filing and distribution of the Proxy Statement (including all SEC and other filing fees and all printing and mailing expenses associated with the Proxy Statement) and all fees and expenses incident to filings under the HSR Act and other applicable antitrust laws (including all fees and expenses of experts).

(b) In the event that (i) (A) a Takeover Proposal shall have been made to the Company or its stockholders or any person has announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to 7.01(b)(iii) or 7.01(d) and (C) within 15 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in the definition of

Takeover Proposal contained in Section 4.02(a) except that all references to 15% shall be deemed references to 50%), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $65 million (the "Termination Fee")
                                                               ---------------
     by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by the Company pursuant to Section 7.01(f), concurrently with such termination, (y) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (z) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events.

          The Company acknowledges that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to
Section 5.06(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company, the Company shall pay to Parent interest on the amount set forth in Section 5.06(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred in connection with such suit.

SECTION 5.07.    Information Supplied
                 --------------------

          (a) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will, at the date it is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Company agrees that the Proxy

Statement will comply as to form in all
material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(b) Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 5.08.    Benefits Matters
                 ----------------

          .  (a) For purposes hereof, "Affected Employees" shall mean those
          -                            ------------------
individuals who are employees of the Company and its subsidiaries (including those employees who are on vacation, leave of absence, disability or maternity leave) as of the Effective Time.

(b) Parent shall, and shall cause the Surviving Corporation to, give the Affected Employees credit for purposes of eligibility to participate and vesting under any employee welfare benefit plans, including, without limitation, such plans as defined in Section 3(1) of ERISA, maintained by Parent, the Surviving Corporation and their respective subsidiaries, for the Affected Employees' service with the Company and its subsidiaries to the same extent recognized by the Company and its subsidiaries immediately prior to the Effective Time in any Company Benefit Plan in which such Affected Employee participates immediately prior to the Effective Time.
(c) Parent shall cause the Surviving Corporation to (i) waive or continue to waive any preexisting-condition exclusions to coverage, any evidence-of-insurability requirements, and any waiting-period requirements, with respect to participation and coverage requirements applicable to the Affected Employees under any employee welfare benefit plans in which such employees may be eligible to participate after the Effective Time to the extent waived under the applicable Company Benefit Plans immediately prior to the Effective Time; provided that, with respect to participation in any
                            -------- ----
     employee welfare benefit plan of Parent after the Effective Time, the Affected Employee must enroll within thirty-one days of first eligibility and (ii) provide or continue to provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in the calendar year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any such welfare benefit plans in which the Affected Employees are eligible to participate after the Effective Time; provided that, with respect to participation in
                               -------- ----
     any employee welfare benefit plan of Parent after the Effective Time, the Affected Employee must enroll within thirty-one days of first eligibility.
(d) Parent currently intends to cause the Surviving Corporation to provide benefits to each current employee of the Company and its subsidiaries that are no less favorable in the aggregate to such employees than the benefits provided to similarly situated employees of Parent and its subsidiaries (it being understood that employees of Parent's retail franchise service station business are similarly situated to Jiffy Lube employees), excluding equity or equity-based programs. Except as otherwise provided by this
     Section 5.08, nothing herein shall be construed as (i) guaranteeing any Affected Employee the right to continued employment following the Effective Time or (ii) limiting Parent's right to amend, modify or terminate any Company Benefit Plan, Company Benefit Agreement or any other plan or arrangement in which Affected Employees are eligible to participate following the Effective Time.

SECTION 5.09.    Public Announcements
                 --------------------

          .  Parent and the Company shall consult with each other before
          -
issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form heretofore agreed to by the parties.

SECTION 5.10.    Rights Agreement; Consequences if Rights Triggered
                 --------------------------------------------------

          The Board of Directors of the Company shall take all action requested by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated hereby. Except as approved in writing by Parent, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement.

SECTION 5.11.    Stockholder Litigation
                 ----------------------

          .  The Company agrees that it shall not settle or offer to settle any
          -
litigation commenced prior to, on or after the date hereof against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent (not to be unreasonably withheld).

SECTION 5.12.    Director Resignations
                 ---------------------

          .  On the Closing Date, the Company shall cause to be delivered to
          -
Parent duly executed resignations, effective as of the Effective Time, of each member of the Board of Directors of the Company and shall take such other action as is necessary to accomplish the foregoing.

ARTICLE VI


                              Conditions Precedent
                              --------------------

SECTION 6.01.    Conditions to Each Party's Obligation to Effect the Merger
                 ----------------------------------------------------------
          .  The obligation of each party to effect the Merger is subject to the
          -
satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

(a)   Company Stockholder Approval.  The Company Stockholder Approval shall have
      -----------------------------
     been obtained.
(b)   Antitrust.  Any waiting period (and any extension thereof) applicable to
      ----------
     the Merger under the

HSR Act shall have been terminated or shall have
     expired.
(c)   No Injunctions or Legal Restraints.  No temporary restraining order,
      -----------------------------------
     preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the
                     ----------------
     consummation of the Merger shall be in effect, except for Legal Restraints of jurisdictions other than the United States that, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the business of Parent or any of its affiliates (including, following the Effective Time, the Surviving Corporation and its subsidiaries).

SECTION 6.02.    Conditions to Obligations of Parent and Merger Sub
                 --------------------------------------------------
          .  The obligations of Parent and Merger Sub to effect the Merger are
          -
further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)   Representations and Warranties.  The representations and warranties of the
      -------------------------------
     Company contained herein that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.
(b)   Performance of Obligations of the Company.  The Company shall have
      ------------------------------------------
     performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.
(c)   Legal Restraints.  No Legal Restraint that has any of the effects referred
      -----------------
     to in clause (ii), (iii) or (iv) of Section 6.02(e) shall be in effect.
(d)   Consents.  Parent shall have received evidence, in form and substance
      ---------
     reasonably satisfactory to it, that Parent or the Company or their applicable subsidiaries shall have obtained (i) all consents, approvals, authorizations, qualifications and orders of all Governmental Entities (including any in connection with Environmental Laws) legally required in connection with this Agreement and the transactions contemplated hereby and
     (ii) all other consents, approvals, authorizations and qualifications of third parties required in connection with this Agreement and the transactions contemplated hereby, except in the case of clauses (i) and
     (ii) for those the failure of which to be obtained individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.
(e)   No Litigation.  There shall not be pending or threatened any suit, action
      --------------
     or proceeding by any Governmental Entity based on any applicable non-competition, antitrust or pre-merger notification laws (i) challenging the acquisition by Parent or any of its affiliates of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated hereby or seeking to obtain from the Company, or Parent or any of its affiliates, any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, or Parent or any of its affiliates, or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of its affiliates, or any of their respective subsidiaries, or to compel the Company, or Parent or any of its affiliates, or any of their respective subsidiaries to dispose of or hold separate any portion of the business or
     assets of the Company, Parent or any of its affiliates, or any of their respective subsidiaries, in each case that is material in relation to the Company and its subsidiaries taken as a whole, as a result of the Merger or any other transaction contemplated hereby, (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of common stock of the Surviving Corporation, including the right to vote the common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation, (iv) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect the business or operations of the Company and its subsidiaries or
     (v) which otherwise is reasonably likely to have a Material Adverse Effect.
(f)   Absence of Material Adverse Effect.  Since December 31, 2001, there shall
      -----------------------------------
     not have been any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 6.03.    Conditions to Obligation of the Company
                 ---------------------------------------
          .  The obligation of the Company to effect the Merger is further
          -
subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)   Representations and Warranties.  The representations and warranties of
      -------------------------------
     Parent and Merger Sub contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate
     signed on behalf of Parent by an executive officer of Parent to such effect.
(b)   Performance of Obligations of Parent and Merger Sub.  Parent and Merger
      ----------------------------------------------------
     Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

SECTION 6.04.    Frustration of Closing Conditions
                 ---------------------------------

          .  None of the Company, Parent and Merger Sub may rely on the failure
          -
of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 5.03.

ARTICLE VII


                       Termination, Amendment and Waiver
                       ---------------------------------

SECTION 7.01.    Termination
                 -----------

          .  This Agreement may be terminated, and the Merger contemplated
          -
hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained:

(a)   by mutual written consent of Parent and the Company;
(b) by either Parent or the Company: (i) if the Merger shall not have been consummated by the first anniversary of the date of this Agreement;

     provided, however, that the right to terminate this Agreement pursuant to
     --------  -------
     this Section 7.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date; (ii) if any Legal Restraint of the type referred to in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or (iii) if, upon a vote at a duly held meeting

(including
     an adjourned or postponed meeting) to obtain the Company Stockholder Approval, the Company Stockholder Approval shall not have been obtained.
(c)   by Parent in the event an Adverse Recommendation has occurred;
(d) by Parent (i) if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in
     Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 20 business days after its receipt of written notice thereof from Parent or (ii) if any Legal Restraint of the type referred to in Section 6.02(c) shall be in effect and shall have become final and nonappealable;
(e) by the Company if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 20 business days after its receipt of written notice thereof from the Company; or
(f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).
SECTION 7.02.    Effect of Termination
                 ---------------------

          .  In the event of termination of this Agreement by either the Company
          -
or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the first sentence of Section 3.01(o), Section 5.06, this Section 7.02 and Article VIII; provided, however,
                                                           --------  -------
that no such termination shall relieve any party hereto from any liability or damages resulting from a wilful breach by such party of any of its representations, warranties or covenants set forth in this Agreement and all rights and remedies of such non-breaching party under this Agreement in the case of any such breach, at law or in equity, shall be preserved. The

Confidentiality Agreement shall survive any termination of this Agreement and shall apply to all information and material delivered by any party hereunder, in each case in accordance with its terms.

SECTION 7.03.    Amendment
                 ---------

          .  This Agreement may be amended by the parties hereto at any time,
          -
whether before or after the Company Stockholder Approval has been obtained;

provided, however, that after the Company Stockholder Approval has been
--------  -------
obtained, there shall be made no amendment that by law requires further approval by stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.04.    Extension; Waiver
                 -----------------

          .  At any time prior to the Effective Time, the parties may (a) extend
          -
the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Company Stockholder Approval
                  --------  -------
has been obtained, there shall be made no waiver that by law requires further approval by stockholders without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII


                               General Provisions
                               ------------------

SECTION 8.01.    Nonsurvival of Representations and Warranties
                 ---------------------------------------------

          . None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.02.    Notices
                 -------

          .  All notices, requests, claims, demands and other communications
          -
hereunder shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Merger Sub, to:

          Shell Oil Company
          P.O. Box 2463
          Houston, Texas  77252-2463

               Attention:  Associate General Counsel - Corporate

               with a copy to:


               Cravath, Swaine & Moore

               Worldwide Plaza

               825 Eighth Avenue

               New York, NY 10019


               Attention:  Peter S. Wilson, Esq.

          if to the Company, to:



          Pennzoil-Quaker State Company

          Pennzoil Place, P.O. Box 2967

          Houston, TX 77252-2967



          Attention:  General Counsel


          with a copy to:


          Baker Botts L.L.P.

          910 Louisiana

          One Shell Plaza

          Houston, TX 77002


          Attention:  Darrell W. Taylor, Esq.

SECTION 8.03.    Definitions
                 -----------
          .  For purposes of this Agreement:
          -

(a)   an "affiliate" of any person means another person that directly or
          ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
(b)   "Material Adverse Effect" shall mean any state of facts, change,
       -----------------------
     development, effect, condition or occurrence that has been or could reasonably be expected to (i) be material and adverse to the (a) business,
     (b) assets, (c) properties, (d) financial condition or (e) results of operations of the Company and its subsidiaries, taken as a whole; (ii) directly or indirectly, prevent or materially impede or delay the consummation of the Merger; or (iii) materially increase the cost to Parent of consummating the Merger or subject Parent or any of its affiliates to any criminal or material civil liability; provided, however, that any state
                                               --------  -------
     of facts, change, development, effect, condition or occurrence relating to the economy in general or relating to the lubricant, base oil manufacturing, car care products or fast oil change center industries generally, and
--------
* Notice information to be provided by the Company.

not specifically relating to the Company or its
     subsidiaries, and any matter set forth in the first sentence of Section 3.01(f) of the Company Disclosure Schedule, shall not constitute a "Material Adverse Effect". For purposes of analyzing whether any state of facts, change, development, effect, condition or occurrence constitutes a "Material Adverse Effect" under this definition, the parties agree that (x) Parent will be deemed to have no knowledge of any state of facts, change, development, effect, condition or occurrence that is not disclosed in the first sentence of Section 3.01(f) of the Company Disclosure Schedule and
     (y) each of the terms contained in (a) through (e) of clause (i) above are intended to be separate and distinct;
(c)   "person" means an individual, corporation, partnership, joint venture,
       ------
     association, trust, limited liability company, Governmental Entity, unincorporated organization or other entity;
(d)   a "Significant Subsidiary" of any person means any subsidiary of such
         ----------------------
     person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC; and
(e)   a "subsidiary" of any person means another person of which 50% or more of
         ----------
     any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first person. For the avoidance of doubt, Excel Paralubes and Red River Terminals, L.L.C. shall be deemed to be subsidiaries of the Company.

SECTION 8.04.    Interpretation
                 --------------

          .  When a reference is made in this Agreement to a Section, Subsection
          -
or Schedule, such reference shall be to a Section or Subsection of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, except as otherwise specified herein. References to a person are also to its permitted successors and assigns.

SECTION 8.05.    Counterparts
                 ------------

          .  This Agreement may be executed in one or more counterparts, all of
          -
which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.06.    Entire Agreement; No Third-Party Beneficiaries
                 ----------------------------------------------

          .  This Agreement (a) constitutes the entire agreement, and supersedes
          -
all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except that the Confidentiality Agreement will continue in accordance with its terms, and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

SECTION 8.07.    Governing Law
                 -------------

          .  This Agreement shall be governed by, and construed in accordance
          -
with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 8.08.    Assignment
                 ----------

          .  Neither this Agreement nor any of the rights, interests or
          -
obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 8.09.    Enforcement
                 -----------

          .  The parties agree that irreparable damage would occur in the event
          -
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                           SHELL OIL COMPANY,


                           by /s/ R.J. Routs

--------------------------------------------------------------------------------

                              Name:  R. J. Routs

                              Title:    Attorney in Fact

                           SHELL ND COMPANY,


                           by /s/ Lisa A. Davis

--------------------------------------------------------------------------------

                              Name:  Lisa A. Davis

                              Title:    President

                           PENNZOIL-QUAKER STATE COMPANY,


                           by /s/ James J. Postl

--------------------------------------------------------------------------------
                                          Name:  James J. Postl
                                          Title:    President and
                                                  Chief Executive Officer

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             Index of Defined Terms
                             ----------------------
                     Term     Section
-------------------------   -----------
Acquisition Agreement           4.02(b)
Actions                         4.01(b)
Adverse Recommendation          4.02(b)
Affected Employees              5.08(a)
 affiliate                      8.03(a)
Amendment                       Recitals
Appraisal Shares                2.01(d)
Certificate                     2.01(c)
Certificate of Merger           1.03
Closing                         1.02
Closing Date                    1.02
Code                            3.01(k)
Commonly Controlled
 Entity                         3.01(k)
Company                         Preamble
Company Benefit
 Agreements                     3.01(i)
Company Benefit Plans           3.01(i)
Company By-laws                 3.01(a)
Company Charter                 3.01(a)
Company Capital Stock           3.01(c)
Company Common Stock            Recitals
Company Disclosure
 Schedule                       3.01
Company Pension Plans           3.01(k)
Company Rights                  3.01(c)
Company Rights Agreement        3.01(c)
Company Series A
 Preferred Stock                3.01(c)
Company Stockholder
 Approval                       3.01(n)
Company Stock Options           3.01(c)
Company Stock Plans             3.01(c)
Confidentiality Agreement       4.02(a)
Contract                        3.01(d)
DGCL                            1.01
Effective Time                  1.03
Environmental Claims            3.01(j)
Environmental Laws              3.01(j)
Environmental Permits           3.01(j)
ERISA                           3.01(k)
Exchange Act                    3.01(d)
Exchange Fund                   2.02(a)
Filed SEC Document              3.01(e)
Foreign Employee Plans          3.01(k)
Former Parent                   3.01(e)
GAAP                            3.01(e)
Governmental Entity             3.01(d)
Hazardous Materials             3.01(j)
HSR Act                         3.01(d)
IRS                             3.01(k)
Legal Restraints                6.01(c)
Liens                           3.01(b)
Material Adverse
 Effect                         8.03(b)
Maximum Premium                 5.05(a)
Merger                          Recitals
Merger Consideration            Recitals
Merger Sub                      Preamble
Non-U.S. Employees              5.08(e)
Notice of Superior
 Proposal                       4.02(b)
Parent                          Preamble
Paying Agent                    2.02(a)
Permits                         3.01(h)
person                          8.03(c)
Post-Signing Returns            4.01(b)
Proxy Statement                 3.01(d)
Release                         3.01(j)
Representatives                 4.02(a)
SEC                             3.01(b)
SEC Documents                   3.01(e)
Section 262                     2.01(d)
Securities Act                  3.01(e)
Significant Subsidiary          8.03(d)
Spin-Off                        3.01(l)
Stockholders Meeting            5.01(b)
Stock Unit                      3.01(c)
subsidiary                      8.03(e)
Superior Proposal               4.02(b)
Surviving Corporation           1.01
Takeover Proposal               4.02(a)
taxes                           3.01(l)
tax return                      3.01(l)
Termination Fee                 5.06(b)
Voting Company Debt             3.01(c)
Welfare Plan                    3.01(k)

                                                                       EXHIBIT A
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SURVIVING CORPORATION


          FIRST: The name of the corporation (hereinafter called the "corporation") is PENNZOIL-QUAKER STATE COMPANY.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:

          1. To engage in the manufacturing and marketing of lubricants and car care products and the franchising, ownership and operation of fast oil change centers.

          2. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000. The par value of each of such shares is one dollar. All such shares are of one class and are shares of Common Stock.

          FIFTH:  The corporation is to have perpetual existence.

          SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
(S) 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under
(S) 279 of Title

8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of (S) 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation;

     provided, however, that any provision for the classification of directors
     --------  -------
     of the corporation for staggered terms pursuant to the provisions of subsection (d) of (S) 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of (S) 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class
                                  --------
which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of (S) 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH: The corporation shall, to the fullest extent permitted by the provisions of (S) 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

                                                                              71